                                                                   EXHIBIT 10.15



                              AMENDED AND RESTATED
                          EQUITY JOINT VENTURE CONTRACT



                                     between



                               WUXI ENZYME FACTORY



                                       and



                             GENENCOR MAURITIUS LTD.



                            for the establishment of







                     GENENCOR (WUXI) BIO-PRODUCTS CO., LTD.

                                    CONTENTS

Chapter 1   General Guidelines.............................................................1

Chapter 2   Parties to the Joint Venture...................................................2

Chapter 3   Establishment of the Joint Venture.............................................2

Chapter 4   Goals, Scope and Scale of Production and Operations............................4

Chapter 5   Total Amount of Investment and Registered Capital..............................5

Chapter 6   Responsibilities of the Parties................................................9

Chapter 7   Contribution and Transfer of Technology.......................................11

Chapter 8   Site, Buildings and Equipment.................................................12

Chapter 9   Sale of Products..............................................................14

Chapter 10  Related Contracts, Confidential Information...................................15

Chapter 11  Board of Directors............................................................16

Chapter 12  Organization of Management Operations.........................................17

Chapter 13  Purchase of Equipment and Supplies............................................18

Chapter 14  Labor Management..............................................................18

Chapter 15  Taxes, Financial Management and Auditing......................................19

Chapter 16  Term of the Company...........................................................20

Chapter 17  Termination, Buyout and Liquidation...........................................20

Chapter 18  Insurance.....................................................................24

Chapter 19  Amendment, Alteration and Discharge of the Contract...........................24

Chapter 20  Liabilities for Breach of Contract............................................24

Chapter 21  Representations and Indemnification by Party A................................25

Chapter 22  Force Majeure.................................................................25

Chapter 23  Applicable Law................................................................26

Chapter 24  Settlement of Disputes........................................................26

Chapter 25  Language......................................................................27

Chapter 26  Validity of the Contract and Other Matters....................................27

Appendix 1   Articles of Association
Appendix 2   Technology Transfer Contract
Appendix 3   Export Agency Contract
Appendix 4   Trademark License Contract with Party B
Appendix 5   Snyder Transfer Agreement
Appendix 6   WEF Transfer Agreement
Appendix 7   List of Building, Equipment and Technology Contributed by Party A
             As Part of Its Registered Capital
Appendix 8   Intentionally Left Blank
Appendix 9   List of Equipment Transferred by Party A to the Company
Appendix 10  Plot Map
Appendix 11  Liens

                   AMENDED AND RESTATED JOINT VENTURE CONTRACT

                      GENENCOR (WUXI) BIO-PRODUCTS CO. LTD.

               WHEREAS, Wuxi Enzyme Factory, a state enterprise registered and existing under the laws of China ("Party A"), and Synder, Inc., a company incorporated and existing under the laws of the State of California, the USA (the "Original Party B"), entered into the Equity Joint Venture Contract for the Establishment of Wuxi-Synder Bio-Products Co. Ltd., on September 11, 1992, which was amended on July 3, 1996 between Party A and the Original Party B ("Original JV Contract"), to establish the foreign invested enterprise, Wuxi-Synder Bio-Products Co., Ltd.

               WHEREAS, the Original JV Contract was approved by the Wuxi Foreign Investment Administration Commission on September 22, 1992; Wuxi-Synder Bio-Products Co. Ltd therefore was approved to be established by Party A and the Original Party B (the "Company"); and a business license was issued to the Company on September 28, 1992.

               WHEREAS, upon the establishment of the Company, Party A and Original Party B together contributed US$8,600,000 in total to the registered capital of the Company, 75% of which was contributed by Party A and 25% by Original Party B. An investment verification report was issued by the Wuxi Taihu Accounting Firm on August 9, 1996 to confirm that Party A and the Original Party B have each completed its capital contribution as required under the Original JV Contract and in accordance with Chinese law.

               WHEREAS, Genencor Mauritius Ltd. ("Party B") and the Original Party B entered into the Joint Venture Equity Interest Purchase Agreement attached hereto as Appendix 5 on May 8, 1998 to transfer all of the Original Party B's ownership interest in the Company to Party B (the "Synder Transfer Agreement").

               WHEREAS, Party A has given its consent in writing to the Original Party B with respect to such transfer to Party B from the Original Party B, which consent includes a decision by Party A not to exercise its right of first refusal to purchase the Original Party B's interest in the Company.

               WHEREAS, Party B entered into an Equity Interest Transfer Agreement with Party A to acquire a part of its ownership interest in the Company on May 10, 1998 attached hereto as Appendix 6 (the "WEF Transfer Agreement").

               WHEREAS, in order for Party B to acquire all of the Original Party B's interest and a part of Party A's interest in the Company, Party A and Party B hereby agree to amend and restate the Original JV Contract as follows.

               NOW THEREFORE, the Parties agree as follows:

                          CHAPTER 1 GENERAL GUIDELINES

               Party A and Party B, in accordance with the Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures and other relevant officially published laws and regulations of the PRC (collectively the "Joint Venture Law"), through friendly discussions and in conformity with the principle of equality and mutual benefit, have agreed to amend the Original JV Contract, substitute Party B in place of the Original Party B, and enter into this Amended and Restated Joint Venture Contract (this "Contract"). The Company shall continue to be an equity joint venture company in the city of Wuxi, Jiangsu Province of the People's Republic of China ("China") for production and sales of enzyme products and other biotechnological products in China (hereinafter the "Company").

                     CHAPTER 2 PARTIES TO THE JOINT VENTURE

                                    Article 1

               The parties to this Contract are

Party A: Wuxi Enzyme Factory which is registered in Wuxi, Jiangsu, with its legal address at No. 27 West Tonghui Road (Tel: 0510-3709751;
               Fax: 0510-3709726) and with Huang Weidong, the current factory director and a citizen of the PRC as its legal representative.

Party B: Genencor Mauritius Ltd. incorporated and existing under the laws of Mauritius, with its registered address at: c/o Coopers & Lybrand, 3rd Floor, TM Building, Pope Hennessey Street, Port Louis, Republic of Mauritius, and with Stuart L. Melton as its legal representative.

                  CHAPTER 3 ESTABLISHMENT OF THE JOINT VENTURE

                                    Article 2

               Parties A and B hereby agree that they shall be the continuing investors in the Company established on September 28, 1992 and existing in accordance with the Joint Venture Law.

                                    Article 3

               The name of the Company shall be Genencor (Wuxi) Bio-Products Co. Ltd. in English and [chinese characters] in Chinese. If this Contract is terminated for any reason, the Chinese name of the Company shall be changed so that it no longer includes [chinese characters] or any name similar thereto, and the English name shall be changed so that it no longer includes "Genencor" or any name similar thereto. If Party B's share of the registered capital of the Company is reduced to less than fifty percent (50%), then at Party B's request the Chinese name of the Company shall be changed so that it no longer includes [chinese characters] or any name similar thereto, and the English name shall be changed so that it no longer includes "Genencor" or any name similar thereto.

               The legal address of the Company shall be 27 West Tonghui Road, Wuxi, Jiangsu, China.

                                    Article 4

               The Company shall be a legal person of China under the jurisdiction and protection of Chinese law. All activities of the Company shall comply with and shall be entitled to the benefits and protection of the provisions of the relevant published laws, decrees and regulations of China.

                                    Article 5

               The Company shall be a limited liability company. Parties A and B shall be liable to the debts of the Joint Venture Company to the extent of each subscribed contribution and they shall share the profits, risks and losses in proportion to each's share of contribution to the registered capital of the Company. Except as otherwise expressly provided herein, once a Party has paid in full its contribution to registered capital of the Company, it may but shall not be required to provide any further funds to or on behalf of the Company by way of capital contribution, loan, advance, guarantee or otherwise. Creditors of the Company (including taxation and other authorities) shall have recourse only to the assets of the Company and shall not seek repayment from any of the Parties. If the Company's assets are insufficient to satisfy its creditor's claims, neither of the Parties shall be liable for any deficiency.

                                    Article 6

1. This Contract, including the signed Articles of Association of the Company annexed hereto as Appendix 1 and the other Appendices hereto, shall be submitted to the Wuxi Foreign Investment Administration Commission (the "Examination and Approval Authority") for examination and approval if required. The date of issuance of a document approving this Contract in form and substance acceptable to the Parties shall be referred to as the "Approval Date". It is the understanding of the Parties that approval of the forms of

        (1) the technology transfer contract to be signed between the Company and Party B or its affiliated company, as initialed as of this date by the Parties hereto and annexed hereto as Appendix 2 (the "Technology Transfer Contract");

        (2) the export agency contract to be signed between the Company and Party B or its affiliated company, as initialed as of this date by the Parties hereto and annexed hereto as Appendix 3 (the "Export Agency Contract");

        (3) the trademark license contract to be signed between the Company and Party B, as initialed by the Parties as of this date and annexed hereto as Appendix 4 (the "Trademark License Contract with Party B");

        (4) Synder Transfer Agreement and WEF Transfer Agreement, annexed hereto as Appendix 5 and Appendix 6, respectively (which together with the Technology Transfer Contract, the Export Agency Contract and Trademark License Contracts with Party B, collectively comprise the "Related Contracts").

               will constitute approval of such contracts as subsequently signed by the parties thereto, as provided in this Contract, and that no further approvals will be required in order for such contracts to enter into effect.

2. This Contract shall come into force when it, the Synder Transfer Agreement and WEF Transfer Agreement are approved by the Examination and Approval Authority. Within 5 days after the Approval Date, Party A shall notify Party B by faxing Party B a copy of the approval. If, after signature, the Examination and Approval Authority requests any changes to the provisions of this Contract or its appendices, the Parties shall promptly consult to determine whether to make the requested changes and, if so, sign an amended version. If the Parties do not agree to make the requested changes, this Contract shall not become valid and neither Party shall have any liability to the other.

3. The Related Contracts shall come into force on the date of signature thereof, which signature shall take place within the time periods provided in this Contract.

4. Promptly, and in no event later than 30 days after the Approval Date, the Company shall apply to the Wuxi Administration for Industry and Commerce to register the Company as a limited liability company and to obtain its new business license. The date of issuance of the new business license of the Company shall be referred to in this Contract as the "Current Establishment Date".

          CHAPTER 4 GOALS, SCOPE AND SCALE OF PRODUCTION AND OPERATIONS

                                    Article 7

               The purposes of Parties A and B to establish the Company are to strengthen economic and technological cooperation based on the principles of equality and mutual benefit, to adopt advanced and appropriate technology and scientific management to introduce new products, to improve production quality, to reduce production costs and to increase the competitiveness of the products of the Company in domestic and international markets, to earn foreign currency, and eventually enable both Parties hereto to obtain satisfactory economic benefits.

                                    Article 8

               The scope of production and business of the Company is to produce and sell various kinds of enzyme products, other bio-tech products, and materials and supplies relating to enzyme or other bio-products.

                                    Article 9

               The annual production scale of the Company is estimated to be 100,000 to 150,000 tons of enzyme products through process improvement and new technology importation. The production capacity of the Company may be adjusted in accordance with market demands and other factors.

               The Company may expand its capacity, develop and add new products in accordance with the business development of the Company. Any new technology or new products and production strains developed by the Company shall be owned by the Joint Venture Company.

           CHAPTER 5 TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

                                   Article 10

               The total amount of investment of the Company shall be US$28.5 million, which includes the registered capital, debt, and working capital of the Company.

                                   Article 11

               1. Party A and the Original Party B contributed US$8.6 million in total to the registered capital of the Company. Upon contribution by Party B of the amount of new registered capital as set forth in Chapters 5 and 7 herein, the registered capital of the Company shall be US $15.6 million, 20% of which shall be owned by Party A and 80% shall be owned by Party B, according to the following structure:

               [The following space is intentionally left blank.]

--------------------------------------------------------------------------------------------
                            As Stated in                                    As Stated in
       Party A              Corresponding              Party B              Corresponding
 Registered Capital      Percentage Share of     Registered Capital      Percentage Share of
                          Party A's Equity                                Party B's Equity
--------------------------------------------------------------------------------------------
contribution of                                 purchase of Original
Buildings, Equipment                            Party B's interest
and other current                               in the Company
assets                         20.00%              US$2.15 million             13.78%
to the Company:
   US$3.12 million
--------------------------------------------------------------------------------------------
                                                purchase of Party A's
                                                interest in the Company:
                                                   US$3.33 million            21.35%
--------------------------------------------------------------------------------------------
                                                cash contribution for
                                                purchase of new equipment,
                                                upgrades and improvements:
                                                   US$3 million               19.23%
--------------------------------------------------------------------------------------------
                                                cash contribution for
                                                reduction of existing debts
                                                of the Company:
                                                   US$2 million               12.82%
--------------------------------------------------------------------------------------------
                                                contribution of production
                                                strains:
                                                   US$ 2 million              12.82%
--------------------------------------------------------------------------------------------
Total:  US$3.12                20.00%           Total: US$12.48 million       80.00%
million
--------------------------------------------------------------------------------------------

2. Prior to Party B's acquisition of any interest of Party A or Original Party B in the Company, both Parties agreed to retain Da Hua Certified Public Accountants, a reputable independent financial advisor experienced in the valuation of Chinese manufacturing companies ("Da Hua") to conduct a financial review of the Company's assets and liabilities. The Advisory Report About Appraised Value of Assets (Document No. 1221(97)) issued by Da Hua (the "Da Hua Valuation") indicates that as of June 30, 1997, the net value of the Company is $7,560,154, which is the basis on which Party A has agreed to assign, and Party B has agreed to purchase, a portion of the registered capital of Company as specified in the WEF Transfer Contract. The Parties hereby agree that Party A shall transfer a certain percentage of its equity interest in the company to Party B representing $3.33 million of the Company's registered capital at a price of $3 million ("Purchase Price"). Party A shall be responsible for applying for confirmation or approval by the relevant governmental authorities of such transfer at such price. In the event that Party B is asked to pay any amount more than $3 million for the $3.33 million registered capital Party B acquired from Party A after the Current Establishment Date, Party A shall indemnify Party B for such additional payment.

3. The Company will retain Da Hua to review the Company's financial records, prepare and deliver to the Company within 30 days of the Current Establishment Date: (i) a closing valuation report (the "Closing Valuation") using the same valuation methods as the Da Hua Valuation, which Closing Valuation shall take into account a reasonable profit margin in an amount equal to US$171,800 for the Company's then existing inventory account, and which Closing Valuation will not reflect Party B's contribution to registered capital, and (ii) an opening balance sheet prepared according to generally accepted accounting principles in accordance with the relevant Chinese accounting regulations. In addition, the Company will cooperate with Da Hua to prepare and deliver within such time a supplementary opening balance sheet prepared according to U.S. generally accepted accounting principles.

                                   Article 12

1. Party A contributed Rmb35,475,000 (US$6,450,000) in the form of factory buildings, equipment, and production strain technology representing 75% of the registered capital of the Company. The Investment Verification Reports issued to the Company by Wuxi Taihu Accounting Firm on July 28, 1993 and on August 9, 1996 respectively confirm that Party A has contributed US$6,450,000 in the form of certain factory buildings, equipment and production strains and their related technology. Subsequently, pursuant to the WEF Transfer Agreement, Party A has agreed to transfer a portion of its registered capital equal to US$3,330,000 to Party B.

2. The Original Party B contributed US$2,150,000 (Rmb11,825,000) in the form of certain enzyme technology, representing 25% of the registered capital of the Company. The Investment Verification Reports issued to the Company by Wuxi Taihu Accounting Firm on July 28, 1993 and on August 9, 1996 respectively confirm that the Original Party B has contributed US$2,150,000 to the registered capital of the Company. Subsequently, pursuant to the Synder Transfer Agreement, the Original Party B has agreed to transfer all of its interest in the Company to Party B.

3. Party B shall contribute an additional US$3 million in cash to the registered capital of the company, which amount shall be used by the Company at the Board of Directors' direction to purchase new equipment; make improvements to the Company's facilities, health, safety and environmental practices, manufacturing, production and storage processes; and otherwise upgrade the Company's operations.

4. Party B shall contribute an additional US$2 million in cash to the registered capital of the Company, which amount shall be used by the Company at the Board of Directors' direction to reduce the existing debts of the Company to third parties, other than Party A.

5. Party B shall contribute US$2 million to the registered capital of the Company in the form of production strains as provided in Schedule 1 of the Technology Transfer Contract.

6. In accordance with the WEF Transfer Agreement in Appendix 6 attached hereto, Party A has agreed to assign to Party B, and Party B has agreed to acquire, a portion of Party A's equity interest in the Company such that when combined with: (i) the capital contribution made by Party B to the Company pursuant to Articles 12 and 18 hereof; and (ii) the equity interest acquired by Party B from Original Party B pursuant to the Synder Transfer Agreement, Party B then shall own eighty percent (80%) of registered capital of the Company and Party A owns twenty percent (20%) of registered capital of the Company.

7. Parties A and B agree that the exchange rate for any additional registered capital contribution by any party hereto shall be based on the middle exchange rate published by the People's Bank of China on the date the contribution is made.

8. Party B shall pay 40% of its cash contribution (US$2 million) as required hereunder to the Company within three months after the Current Establishment Date and the remaining amount of the cash contribution (US$3 million) shall be paid within nine months thereafter in accordance with the business requirements of the Company. Party B shall contribute US$2 million to the registered capital of the Company in the form of production strains, as provided in Article 18 below within 12 months after the Current Establishment Date.

9. Party A and Party B agree that neither Party shall be obligated and bound by any duties and obligations under this Contract unless all of the following conditions have been satisfied:

        (1) This Contract and its appendices shall have been approved by the Board of Directors of Genencor International, Inc.

        (2) This Contract and all or any of its appendices shall have been approved by the relevant Chinese governmental authorities as required under law;

        (3) All appendices attached to this Contract shall have been duly executed and effective under law;

        (4) A new business license of the Company shall have been issued in substance and form satisfactory to both parties hereto; and

        (5) The Company shall have obtained ownership titles to the factory buildings, structures and equipment used for the operations of the Company as listed in Appendix 7 and Appendix 9 and a land use certificate has been issued in the name of the Company with respect to the site described in the plot map in Appendix 10;

        (6) The Purchase Price shall have been confirmed in writing by the appropriate state asset management authority;

        (7) Party A shall have delivered to Party B documentation or other written confirmation of the payment of the Company's debt to Party A; and

        (8) Party A or the Company shall have formulated and allowed Party B or its representative to inspect a list of the Company's customers and status of such customers' accounts receivable.

10. In the event any financial and loan obligations from Party A to the Company are not paid or settled prior to the Current Establishment Date, as evident to Party B and Da Hua,

        Party B may make payment on Party A's behalf directly to the Company out of the proceeds due to Party A under the WEF Transfer Contract in order to pay or settle such obligations or guaranties.

                                   Article 13

               Party A and the Original Party B each contributed 15% of such Party's original registered capital of the Company within three months of the date the original business license was obtained. The remaining amount of the additional registered capital was contributed to the Company within nine months after receipt by the Company of its original business license.

                                   Article 14

               Upon any additional contribution by each Party to the registered capital, the Company shall hire an accountant registered in China to verify the contribution and have the accountant issue an investment verification report to the Company for the capital contribution. The verification report shall contain the following information: the name of the Company, the date of its establishment, the parties to the joint venture and their respective investment, the date of capital contribution by each Party, and the date of the issuance of the verification report, etc. Based on such investment verification report or other documents evidencing acquisition by either Party of the other Party's interest in the Company, the Company shall issue to each Party an investment certificate evidencing the total amount of its registered capital contribution or acquisition, and such Party shall turn in to the Company for cancellation any prior investment certificate issued to it by the Company.

                                   Article 15

               Any transfer by either Party hereto of its interest in the Company in part or in full to any third party shall be approved by the Board of Directors of the Company and the Examination and Approval Authority. When one Party wishes to transfer its interest in part or in full in the Company, the other Party shall have the right of first refusal to purchase the interest to be sold.

                    CHAPTER 6 RESPONSIBILITIES OF THE PARTIES

                                   Article 16

               The parties hereto shall have the following responsibilities:

1.      Party A shall be responsible for:

        (1) Procedural steps for applying to the Examination and Approval Authority for approval of this Contract, and applying to the Wuxi Administration of Industry and Commerce for obtaining a new business license of the Company;

        (2) Procedural steps to apply for approval and registration of the land use rights to the land upon which the Company's facilities are located as described in Appendix 10 attached hereto ("the Land"), obtain a land use certificate in the Company's name that will entitle the Company to use the Land during the term of the Company, and paying all taxes, fees and expenses with respect to the issuance of such land use certificate and its contribution to the Company of the Buildings as listed in Appendix 7 attached hereto;

        (3) Ensuring that the equipment, factory buildings and structures contributed by Party A to the Company as provided in Article 12 herein are free from any lien and third party's interest, except as provided in Appendix 11.

        (4) Agreeing to not call debt due to Party A by the Company until such time as such debt is called by the bank creditor of Party A.

        (5) Assisting the Company in recruiting from local resources management personnel, technicians, workers and other necessary employees;

        (6) Making timely additional capital contribution as agreed between the Parties;

        (7) Assisting foreign employees of the Company in obtaining visas, work permits and travel approvals; and

        (8) Assisting the Company in confirming, implementing or obtaining the Tax Holidays referenced in Article 38.

        (9)    Other things to be entrusted to it by the Company.

2.      Party B shall be responsible for

        (1) Providing to the Company certain technology if the Board of Directors determines it is desirable for the Company to license such technology from Party B, through the Technology Transfer Contract, or otherwise as from time to time agreed provided the Company and Party B can agree to enter into a technology license agreement acceptable to the Company and Party B;

        (2) Making efforts to distribute the products of the Company in international markets during the term of the Contract (the Company shall be entitled to decide the percentage of the foreign sales in accordance with changes in market conditions and other factors);

        (3) Technical training of the Company's technical personnel, management personnel and workers in and outside of China at the Company's expense;

        (4) Providing necessary personnel and on-the-spot instructions necessary for the installation, debugging and trial of equipment in order to meet technical standards of the equipment and enhance production efficiency of the Company at the Company's expenses;

        (5) Making timely additional capital contribution as agreed between the Parties;

        (6)    Providing relevant business information of foreign markets;

        (7)    Other things to be entrusted to it by the Company; and

        (8) holding back payment of certain amounts payable to Synder, Inc. under the Synder Transfer Agreement until final resolution of the lawsuit commenced on December 25, 1997 in Tianjin Intermediate People's Court [(1998) Yi Zhong Jing Chu Zi No. 1] commenced by Tianjin Lihua Food Factory (Enzyme Factory) against Synder, Inc. with Wuxi Synder Bio-Products Co., Ltd. being named as a third party alleging breach of contract by Synder, Inc. and demanding reimbursement of Rmb4,287,306 including interest, as may be amended (the "Current Litigation"). In the event Party B fails to hold back such amounts resulting in the Company incurring losses, Party B shall indemnify the Company for such losses and hold the Company harmless against such resulting losses.

3. Party A shall permit the Company to continue to have the right to use the trademarks of Party A on a royalty-free basis. If deemed necessary by Party A, the Company and Party A shall enter into a trademark license agreement allowing the Company to use such trademarks on a royalty-free basis and on such other terms as reasonably acceptable to the Company and Party A. Party B shall permit the Company to use certain trademarks of Party B royalty-free in accordance with the terms of the Trademark License Contract with Party B attached hereto in Appendix 4.

4. Party B shall cause the Company to allow Party A to have reasonable access to its property through the Company's land or facilities on substantially the same terms as currently existing for the current operations of the Company.

                CHAPTER 7 CONTRIBUTION AND TRANSFER OF TECHNOLOGY

                                   Article 17

               Party A and the Original Party B contributed production strains and technologies as their respective contributions to the registered capital of the Company under the Original JV Contract. Technological agreements were entered into between the Company and Party A and the Original Party B respectively for the Company to obtain advanced technologies necessary for the goal and scope of production and operations specified in Chapter 4 of this Contract, including strains, processes, testing, formula, quality standard, key designs and training as required under the Original JV Contract.

                                   Article 18

1. Party A represents and warrants that all strains, production technologies, processes and testing methods provided by Party A and the Original Party B, and currently used by the Company to the best of its knowledge, are complete, accurate and reliable, and they meet the requirements of the Company for its production and operations.

2. Party A agrees that the two technology transfer agreements attached to the Original JV Contract shall terminate when this Contract takes effect. The Company shall retain all rights and interests in any technology under such two agreements as it deems necessary. Party A agrees that the Original Party B has completed its obligation to contribute to the registered capital of the Company, based on which it was entitled to 25% of the registered capital of the Company under the Original JV Contract as amended and replaced by this Contract. Party A agrees that Party B shall not be responsible for the obligations of the Original Party B with respect to its technology contribution under the Original JV Contract and its appendices attached thereto.

3.      (a).   The Parties agree that the initial technology to be transferred by Party B to the Company shall have a total valuation of $22 million, of which $2 million shall be contributed as registered capital and the remaining $20 million shall be transferred on a royalty basis for a term of ten years.

        (b). Party B shall contribute to the registered capital of the Company US$2 million in the form of production strains necessary for the development of the Company (as separately described in the Technology Transfer Contract in Appendix 2 attached hereto). Such contribution shall entitle Party B to receive 12.82% of the registered capital of or equity interest in the Company. The Company shall acknowledge receipt of such technology and contribution of registered capital as set forth in
        Schedule 1 of the Technology Transfer Contract.

        (c). Party B shall license to the Company other valuable technology in the form of production and process technology, know how and management expertise necessary for the continued development of the Company, and for such license shall receive royalties in the amount USD$2 million per year paid out of the pre-tax net profit of the Company for a term of ten years, as more particularly described in the Technology Transfer Agreement in Appendix 2 hereto. In the event that pre-tax net profit of the Company in any given year shall be insufficient to pay the full amount of such royalty due for the year, the unpaid amount shall accrue to Party B and be paid when the Company's pre-tax net profits are sufficient to cover same. The maximum term of such payment shall be ten years, except for final payment, which may occur in the eleventh year. Upon expiration of the ten-year term, the Company will have a perpetual royalty-free license to use such technology.

                     CHAPTER 8 SITE, BUILDINGS AND EQUIPMENT

                                   Article 19

1. Party A shall obtain, for the Company a valid land use certificate providing the Company with allocated land use rights to the Land situated at No. 27 West Tonghui Road, Wuxi, Jiangsu, as delineated in red on the plot map attached hereto as Appendix 10 (the "Site").

2. Party A shall obtain, for the Company ownership certificates for all factory and other buildings contributed by Party A as provided in
        Article 12 herein and listed in Appendix 7 attached hereto ("Buildings"). Party A shall pay or reimburse the Company for all costs, fees and taxes associated with the contribution of the Buildings.

3.      Party A represents, warrants and undertakes that:

        (1) to the best of its knowledge, there are no actual or potential claims by any government or administrative department, military unit, enterprise, or any entity or individual that such party has the right to use, occupy or control the Site and the Buildings or any part thereof;

        (2) to the best of its knowledge, the land use rights over the Site are not subject to any mortgagee, liens or encumbrances;

        (3) the land use rights in the Site will meet the following specifications upon delivery to the Company:

               (a)    area: 32,367.80 square meters

               (b)    user: the Company

               (c) water supply facilities: drinking water supply 2,530 metric tons per day

               (d) power supply facilities: power supply of 6,000 KVA (based on two line power supply simultaneously)

               (e) drainage facilities: waste water treatment capacity of 380 tons per day; and production water drainage capacity (including evaporation while in production) of 1,300 tons per day;

        (4) Party A has obtained for the Company the waste water discharge permit and the construction license issued by the relevant governmental authorities. There are no other permits or licenses required by law with respect to the Site and Buildings and operations of the Company on the Site.

        (5) to the best of its knowledge, it is unaware of any current or anticipated civil, criminal or administrative action or proceeding with respect to the Site or the Buildings relating in any way to Chinese Environmental Protection Laws; and

        (6) to the best of its knowledge, it is unaware of any events or conditions which may interfere with or prevent compliance by the Site or the Building with Chinese Environmental Protection Laws or which may give rise to any legal liability relating thereto.

4.      (1)    Party A and the Company entered into an equipment transfer agreement on September 11, 1992 ("Original Equipment Agreement"), whereby certain equipment was assigned from Party A to the Original JV. Party A agrees that the equipment listed in Appendix
               9 (the "Equipment") has been legally transferred to and shall be owned by the Company. The Original Equipment Agreement shall terminate upon approval of this Contract and all of its appendices attached thereto by the Examination and Approval
               Authority. Party B shall not be bound by any duties and obligations of the Original Party B in connection with the Original Equipment Agreement.

        (2) Party A represents and warrants that the Equipment has been transferred by Party A to the Company in good working order at Party A's sole cost and expense, free of any agreements or understandings that limit Party A's right to transfer the Equipment to the Company and shall be free from any charges, liens or other encumbrances. Party A warrants that it obtained all government approvals necessary and appropriate for the transfer of the Equipment to the Company, and that the Company has good title to the Equipment.

5. Party A represents and warrants that all expenses, fees and taxes of transfer to the Company of the Site, Buildings and Equipment have been paid by the Company prior to Party B's acquisition of its interest in the Company, and have been reflected in the Closing Valuation.

6.      Party A represents and warrants:

(i) that all support services provided to the Company by Party A (such as access to the Company's Site, Building and Equipment through Party A's land or facilities, and waste treatment arrangements) will continue throughout the term of the Company on substantially the same terms as currently existing for the current operations of the Company; and

(ii) the Site, Buildings and Equipment operated by the Company at the time of signing represents the status of the current operations of the Company.

                           CHAPTER 9 SALE OF PRODUCTS

                                   Article 20

l. The products of the Company shall be sold in markets in and outside of China.

2. As more fully provided in the Export Agency Contract, Party B or its affiliate shall arrange for the purchase of, and the Company shall sell to Party B or the appropriate party, a portion of the Company's products for sales in the Territory as defined in the Export Agency Contract; provided that the products to be purchased and distributed thereunder by Party B shall comply with the quality standards acceptable to Party B.

                                   Article 21

               Prices, quantity, places of delivery, payment methods for international sales of any of the Company's products shall be based on the terms and conditions of the Export Agency Contract as agreed by Parties A and B in Appendix 3 attached hereto and which will be entered into by the Company and Party B after the Current Establishment Date.

             CHAPTER 10 RELATED CONTRACTS, CONFIDENTIAL INFORMATION

                                   Article 22

               The Parties agree that, within 10 days of issuance of a new business license to the Company, they shall cause the Company and the parties to the Related Contracts affiliated with them to enter into the Related Contracts.

                                   Article 23

1. All technology, know-how, techniques, process, trade secrets, trade practices, methods, specifications, designs and other proprietary information disclosed by any Party to the Company under the terms of this Contract and the Related Contracts or otherwise, including without limitation the Proprietary Rights and Information under the Technology Transfer Contract, or developed by the Company as well as the terms of this Contract and other confidential business and technical information (collectively, "Confidential Information") shall be used by the Company and its personnel solely for the Company's account and purposes. Each Party and the Company shall maintain the secrecy of all Confidential Information that may be disclosed or furnished to it by the Company or the other Party; and it shall not disclose, transfer, or reveal any such Confidential Information to any third party absent explicit written authorization from the Board of Directors or the relevant Party, as the case may be.

2. Confidential Information obtained by a Party that is restricted hereunder may be disclosed by that Party only to its designated employees whose duties require such disclosure for the implementation of this Contract. In that event, the receiving Party shall take all reasonable precautions, including the conclusion of confidentiality contracts with each such employee, to prevent such employees from using Confidential Information for their personal benefit and to prevent any unauthorized disclosure of such Confidential Information to any third party.

3. The Parties shall also ensure that the Company shall take all reasonable precautions, including the conclusion of confidentiality agreements with its employees, to prevent its employees from using Confidential Information for their personal benefit and to prevent any unauthorized disclosure of such Confidential Information to any third party.

4. Notwithstanding the foregoing, either of the Parties and the Company may reveal Confidential Information (i) to government personnel to the extent necessary to obtain any required governmental approval, and to outside lawyers, accountants and consultants to the extent necessary for them to provide their professional assistance, provided that Confidential Information so revealed in written form is marked confidential and that such government personnel and outside individuals shall be requested to undertake to respect the confidentiality provisions of this Contract and the Technology Transfer Contract, and
        (ii) to the extent such Confidential Information is or becomes public knowledge, was known to such Party prior to receipt from the other Party, is independently developed by such Party without the use of the other Party's Confidential Information, is received from a third party without obligation of confidentiality, or is required to be disclosed by operation of law.

                          CHAPTER 11 BOARD OF DIRECTORS

                                   Article 24

               The Board of Directors of the Company shall be established on the Current Establishment Date ("Board of Directors").

                                   Article 25

               The Board of Directors shall be composed of five (5) members, of which one (1) shall be appointed by Party A and four (4) by Party B. The Chairman of the Board of Directors shall be appointed by Party B ("Chairman") and Vice-Chairman by Party A ("Vice Chairman"). The term of office for the directors, Chairman and Vice-Chairman shall be four years, renewable upon re-appointment by the appointing party.

                                   Article 26

               The Board of Directors is the highest authority of the Company. It shall decide all major issues.

               Resolutions involving the following important matters shall be adopted only upon a unanimous affirmative vote of the Board of Directors:

1.      Amendment of the Articles of Association of the Company;

2.      Termination and dissolution of the Company;

3.      Transfer of or increase in the registered capital of the Company; and

4.      Merger of the Company with another economic entity.

               Decisions on all other matters shall be taken only by a two-thirds vote of members of the Board of Directors voting in person or by proxy at a meeting of the Board of Directors.

               Upon resolution by the Board of Directors, the Company shall pay out dividends each year to its investors in proportion to their respective share in the registered capital of the Company as set forth in Article 11 herein. Such payment to Party B in US Dollars or another hard currency. Such payment to Party A shall be in Rmb, or a hard currency available after payment to Party B. The cost of conversion from Rmb to other currency shall be the cost of the receiving Party. Such dividends will be limited only by any applicable law or governmental regulations.

                                   Article 27

               The Chairman shall be the legal representative of the Company. If the Chairman is unable to perform his/her duties for any reason, he/she shall authorize the Vice-Chairman or another Board member to act on his/her behalf on a temporary basis.

                                   Article 28

               Meetings of the Board of Directors shall be held at least once a year as stipulated by law to be called and presided over by the Chairman. As a matter of principle the meetings shall be held at the location where the Company is registered. Upon a motion by two-thirds of the members of the Board of Directors, the Chairman may convene a special meeting. A record shall be kept of the minutes of all Board of Directors meetings.

                CHAPTER 12 ORGANIZATION OF MANAGEMENT OPERATIONS

                                   Article 29

               The Company shall establish a management organization which shall be responsible for the daily management of its business operations. The initial management organization shall consist of the General Manager ("General Manager") to be nominated by Party B and the Deputy General Manager to be nominated by Party A. The General Manager and Deputy General Manager shall be appointed by the Board of Directors. The term of office for the General Manager and Deputy General Manager shall be three years, renewable upon re-nomination by the Parties hereto and re-appointment by the Board of Directors. General Manager shall consult with the Deputy General Manager nominated by Party A in making major decisions with respect to the matters of the Company.

                                   Article 30

               The Company shall implement a system under which the General Manager exercises its power and performing its duties under the leadership of the Board of Directors. The General Manager shall be responsible directly to the Board of Directors for implementation of Board of Directors resolutions and day to day management of the Company. The Deputy General Manager shall assist the General Manager in performing his responsibilities.

                                   Article 31

               Neither the General Manager nor the Deputy General Manager shall be allowed to participate in business activities of any other economic entities which compete against the Company in its business activities.

                                   Article 32

               In case of poor management, graft or serious dereliction of duty, the General Manager and Deputy General Manager may be removed and replaced at any time upon resolution of the Board of Directors. If the General Manager or Deputy General Manager is discharged or departs, a successor shall be nominated and appointed in the same manner as the original appointee.

                                   Article 33

               The Company may apply for establishment of its branch offices in other parts of China or outside of China in accordance with business requirement of the Company.

                  CHAPTER 13 PURCHASE OF EQUIPMENT AND SUPPLIES

                                   Article 34

               The Company shall give priority to purchasing raw materials, production equipment, means of transportation and office equipment on the China market, provided that these goods and supplies to be purchased in China shall be satisfactory to the Company in terms of specifications, technical standards, quality, reliability and quantity of supplies. Equipment to be imported shall be selected by Party B on behalf of the Company. For major equipment to be imported, Party A may be invited to participate in selecting the imported equipment before an order is placed with a foreign manufacturer.

                           CHAPTER 14 LABOR MANAGEMENT

                                   Article 35

               The Board of Directors shall formulate employment plans with respect to recruitment, dismissal, employment, early retirement, wages, labor insurance, welfare benefits, rewards and discipline, etc. in accordance with the Chinese Labor Law and its implementing regulations. Both parties agree that the number of employees of the Company on the Current Establishment Date shall be reduced gradually and the number of employees to be terminated and the terms thereof shall be decided by the management of the Company and shall be implemented by the General Manager in accordance with relevant Chinese labor regulations. The Company shall employ staff and workers on the basis of a labor contract with the trade union of the Company or each employee. A sample labor contract shall be filed with the local labor or personnel management department for the record.

                                   Article 36

               The General Manager shall be authorized to employ and dismiss any employees of the Company in accordance with law, the Articles of Association and this Contract. Dismissal of any employee shall be filed with the local labor bureau for the record.

                                   Article 37

               The salaries and welfare and other benefits of both Chinese and foreign management personnel of the Company shall be determined by the Board of Directors in accordance with the following principles. All personnel shall receive salaries and welfare and other benefits from the Company commensurate with their expertise and experience in accordance with the relevant laws and regulations of China and with consideration of local employment conditions. Compensation to senior management and engineers of the Company shall be made on the basis of "Same Work, Same Pay". The non-salary costs of expatriate management such as housing, foreign living allowances shall be determined by the Board of Directors. Expenses and Costs for traveling, subsidies and wages of the trainees who are sent by the company abroad for training at Party B's facilities or elsewhere shall be borne by the Company.

               CHAPTER 15 TAXES, FINANCIAL MANAGEMENT AND AUDITING

                                   Article 38

               The Company shall pay taxes in accordance with the stipulations of Chinese laws and other relative regulations.

               Party A confirms that prior to the execution date of this Contract, the Company has not used the favorable tax status ("Tax Holidays") granted by the appropriate Wuxi City, provincial or Chinese governmental taxing authority (i.e., 2 years free of tax and 3 years at half the applicable rate of all taxes on corporate income and profits) to the Company as a foreign invested enterprise.

               Party A confirms that the Company was also granted a fifty percent (50%) reduction in land use and development fees for five (5) years commencing January 1, 1998, and therefore after execution and approval of this Contract, the Company will pay fifty percent (50%) of the current amount: (i) for land use fees to the appropriate Wuxi governmental entity; and (ii) for development fees to Party A.

                                   Article 39

               Employees of the Company shall pay individual income tax according to the relevant provisions of Chinese law.

                                   Article 40

               The Company shall make annual profit allocations to the reserve fund, venture expansion fund and the welfare and bonus fund of the Company ("Three Funds") in accordance with the stipulations of the Joint Venture Law. The Board of Directors shall determine the percentage of profits to be allocated to the Three Funds for each year.

                                   Article 41

               The fiscal year of the Company shall be from January 1 to December 31. All vouchers, receipts, financial reports and books shall be written in Chinese and English. The Chinese version shall be controlling if there is any discrepancy between the two language versions.

                                   Article 42

               The auditing of the Company shall be conducted by an auditor registered in China and the auditor's reports shall be submitted to the Board of Directors and the General Manager. Expenses and costs of all regular auditing of the Company required by law and the Board of Directors shall be borne by the Company.

               If any Party wishes to employ an auditor from a foreign country or region to audit the Company, all expenses for such foreign auditing shall be borne by the party who engages said auditor.

                                   Article 43

               Within the first three months of each fiscal year, the General Manager shall prepare the balance sheet, profit and loss statement and plan for allocation of profits for the previous year, and submit them to the Board of Directors for examination and approval.

                                   Article 44

               Matters in respect of foreign exchange of the Joint Venture Company shall be handled in accordance with the relevant laws and regulations of China.

                         CHAPTER 16 TERM OF THE COMPANY

                                   Article 45

               The term of the Company shall be twenty (20) years beginning from the original establishment date of the Company when the original business license was issued.

               Upon a motion by any Party hereto and a unanimous resolution by the Board of Directors, the Company may apply to the Ministry of Foreign Trade and Economic Cooperation (or its authorized approval agency) for an extension of the Joint Venture Company's term six months prior to the expiration of the term of the Company.

                 CHAPTER 17 TERMINATION, BUYOUT AND LIQUIDATION

                                   Article 46

               The Parties may mutually agree in writing to terminate this Contract at any time. Other than as set forth below, neither Party shall have the right to terminate this Contract unilaterally. Either Party may give written notice to the other Party of its intention to terminate this Contract (subject to the provisions of Articles 47, 48 and 49) at any time if:

1. the other Party fails to perform its obligations under this Contract (such as in Article 53 herein), or the other Party or its affiliate fails to perform its obligations under a Related Contract if, in the reasonable opinion of the non-breaching Party or the non-breaching party to a Related Contract, such non-performance: (i) defeats the economic objectives of this Contract or the establishment of the Company; (ii) creates a material risk of loss to such non-breaching Party or the non-breaching party to a Related Contract; (iii) materially and adversely affects the value of its interest in the Company; or (iv) results in the Company being unable to carry on its business activities or attain its business goals;

2. the land use rights to the Site are rescinded or the level of an increase in the expenses for using the Land (including the land improvement fee) is economically burdensome to the Company for any year (in which case only Party B may terminate this Contract);

3. the Company or the other Party becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due;

4. the accumulated losses of the Company equal thirty five percent (35%) of the registered capital of the Company;

5. all or any material portion of the assets of the Company are taken from the Company by any government authority or action;

6. any government authority having authority over the Parties requires any provision of this Contract to be revised in such a way as to cause significant adverse consequences to the Company or either Party;

7. the conditions or consequences of Force Majeure (as hereinafter defined) significantly interfere with the normal functioning of the Company for a period in excess of six (6) months and the parties have been unable to find an equitable solution pursuant to Article 56.2 hereof;

8. the Company is unable to satisfy its foreign exchange needs as defined in the Articles of Association through the local foreign exchange adjustment center or through designated foreign exchange banks for a period in excess of ten (10) months.

                                   Article 47

               In the event that any Party gives notice pursuant to Article 46 hereof of an intention to terminate this Contract, the Parties shall within an one (1) month period after such notice is given conduct negotiations and endeavor to resolve the situation which resulted in the giving of such notice. In the event matters are not resolved to the satisfaction of the Parties within one (1) month of such notice or the non-notifying Party refuses to commence negotiations within such period, then any Party shall have the option of purchasing the interest of the other Party by giving notice of such intention (a "Buyout Notice") to the other Party within 30 days of the expiration of the one month period set forth above; provided, however, that a Party which is in breach of this Contract, the Articles of Association or a Related Contract, or is bankrupt or insolvent, or is prevented from performing its obligations hereunder because of Force Majeure, shall not be permitted to give a Buyout Notice. If a Buyout Notice is given then the Parties shall comply with the provisions of
Article 48 below. If no Buyout Notice is given, the Board shall immediately submit an application for termination of this Contract and dissolution of the Company to the Examination and Approval Authority for approval.

                                   Article 48

1. In the event that only one Party gives a Buyout Notice, then the Parties shall jointly conduct a valuation of the Company. Each Party shall nominate an independent and competent accounting firm (hereinafter defined as "appraiser") registered in China within thirty (30) days after the of delivery of the Buyout Notice to conduct a valuation of the Company. The two appraisers shall jointly select a third appraiser (or if they are unable jointly to select an appraiser, the third appraiser shall be selected by the president of the Singapore International Arbitration Center in Singapore ("SIAC") from independent and competent accounting firms registered in China. Each of the three appraisers shall prepare a valuation report of the Company within sixty (60) days after delivery of the Buyout Notice, and if the highest valuation does not exceed by more than 20% the lowest valuation, then the average of the three valuations shall be adopted. If the highest valuation exceeds by more than 20% the lowest valuation, then the average of the two closest valuations shall be adopted. Upon completion of the valuation, the Party giving the Buyout Notice shall be obligated to purchase the other Party's share of the registered capital of the Company at a price equal to the valuation of the Company, calculated in the above manner multiplied by the other Party's percentage share of the registered capital of the Company at the time of valuation.

2. If both parties give a Buyout Notice, both parties shall within 15 days of the delivery of the second Buyout Notice provide their own written valuation of the Company to SIAC. Once he has received both valuations, the President of SIAC shall be asked to notify both Parties of amount of the valuations. The Party with the highest valuation shall be obligated to purchase the other Party's share of the registered capital of the Company at a price equal to the purchasing party's valuation of the Company multiplied by the other Party's percentage share of the registered capital of the Company at the time of valuation. Failure to deliver timely a valuation by a Party shall be treated as a valuation of zero, in which case the other Party shall have the option of using its valuation or choosing to have the Company liquidated pursuant to Article 49.

3. Upon completion of the procedures set forth in paragraph (1) or (2) above, the Parties shall promptly enter into a purchase contract containing terms and conditions customary in international practice for contracts of such type. The purchasing Party shall complete the payment of the purchase price within thirty (30) days after the signing of such purchase contract and the obtaining of all necessary government approvals. All amounts to be paid by the purchaser to the other party shall be in US Dollars or another foreign currency as agreed by the Parties. Both Parties shall use their best efforts to obtain all required government approvals. If such government approval cannot be obtained within ninety (90) days after the signing of such purchase contract by the Parties, the purchase contract shall be null and void and the Company shall be liquidated in accordance with the provisions of
        Article 49 hereof.

4. The Parties shall share equally in all third party costs for the foregoing procedures, including the fees of the appraisers and the SIAC.

                                   Article 49

1. At the expiration of the term of the Company (or extension(s) thereof) without renewal, or in the event that this Contract is terminated pursuant to Article 48 and Article 49 hereof and neither party gives a Buyout Notice, or governmental approvals cannot be obtained under
        Article 45, and the Parties cannot agree on the sale of one Party's registered capital of the Company to the other Party, the Board shall, within ten (10) days, appoint a liquidation committee (the "Liquidation Committee") which shall have the power to represent the Company in all legal matters. The Liquidation Committee shall value and liquidate the Company's assets in accordance with the applicable Chinese laws and regulations and the principles set out herein.

2. Unless otherwise agreed by the Parties, the Liquidation Committee shall consist of five members, of which one member shall be appointed by Party A, and four members shall be appointed by Party B. Decisions of the Liquidation Committee shall be made by majority vote, but shall be in the best interest of both Parties. Members of the Liquidation Committee may, but need not be, directors or senior employees of the Company. Any Party may appoint professional advisors to the members of the Liquidation Committee and the Liquidation Committee may also appoint professional advisors to the Liquidation Committee

3. The Liquidation Committee shall conduct a thorough examination of the Company's assets and liabilities, on the basis of which it shall, in accordance with the relevant provisions of this Contract, develop a liquidation plan which, if approved by the Board of Directors, shall be executed under the Liquidation Committee's supervision. The liquidation plan shall provide that the Parties will have a priority right, assuming equal price and other terms, over third parties to purchase any of the Company's machinery, equipment and other facilities.

4. In developing and executing the liquidation plan, the Liquidation Committee shall use every effort to obtain the highest possible price in United States Dollars, if possible, for the Company's assets.

5. The name "Genencor" or any other name including "Genencor" (English) and [chinese characters] (Chinese) shall not be deemed assets of the Company for purposes of liquidation proceedings, and may not be transferred. Trademarks of either Party or licensed use thereof shall not be assets of the Company for liquidation purposes.

6. The liquidation expenses, including remuneration of members and advisors to the Liquidation Committee, shall be paid out of the Company's assets in priority to the claims of other creditors.

7. After the liquidation of the Company's assets and the settlement of all of its outstanding debts in accordance with law, the balance shall be paid over to the Parties in proportion to their then respective shares of the registered capital of the Company.

8. On completion of all liquidation procedures, the Liquidation Committee shall submit a final report approved by the Board of Directors and an independent accounting firm registered in China to the Examination and Approval Authority, surrender the Company's business license to the registration authority and complete all other formalities for nullifying the Company's accounting books and other documents at its own expenses but the originals thereof shall be left in the care of Party A.

9. Party A hereby agrees that Party B shall have priority in obtaining the foreign currency portion of the balance to be distributed under paragraph (7) above. With respect to the Renminbi portion of the balance to be distributed to Party B under paragraph (7) above, Party A will:

        (1) assist Party B to obtain approval from the relevant Chinese government departments, and to purchase in Renminbi at the most favorable prices possible products acceptable to Party B which party B shall be free to export from China, and/or

        (2) assist party B to exchange Renminbi for foreign currency at the most favorable possible rate through a foreign exchange adjustment center or through designated foreign currency bank in China or through other means permitted under Chinese law, provided that all expenses for exchanging Rmb into US Dollars for this purpose shall be borne by Party B.

                                   Article 50

               The Parties hereby agree to cause their appointed Directors to act in such manner as to give effect to the provisions of this Chapter 17.

                              CHAPTER 18 INSURANCE

                                   Article 51

               The Company shall obtain the various kinds of insurance from the People's Insurance Company of China or any other authorized insurance company in China. The types, amounts and period of insurance coverage shall be decided by the Board of Directors.

         CHAPTER 19 AMENDMENT, ALTERATION AND DISCHARGE OF THE CONTRACT

                                   Article 52

               Amendments to the Contract and its appendixes attached hereto shall not be effective until they are agreed in writing by Party A and Party B and approved by the Examination and Approval Authority.

                  CHAPTER 20 LIABILITIES FOR BREACH OF CONTRACT

                                   Article 53

               Should a Party hereto fail to make timely capital contribution in accordance with the provisions of this Contract ("Breaching Party"), it shall pay to the non-breaching Party 0.05% of the amounts overdue for each day overdue as a breach of contract penalty. Should the payment be overdue more than 3 months, the non-breaching Party, apart from the breach of contract penalty as set forth herein, shall have the right to terminate this Contract in accordance with the terms of Chapter 17.

                                   Article 54

               Should a breach of contract by one Party hereto result in losses to the other Party or the impossibility of the other party to perform this Contract either in part or in full, the non breaching party shall be entitled to seek damages from the Party that committed the breach. If both parties hereto are in breach of this Contract, each shall share pro rata liabilities in proportion to each Party's breach of contract conduct in line with the circumstances. In no event shall either party be liable for consequential or indirect damages.

            CHAPTER 21 REPRESENTATIONS AND INDEMNIFICATION BY PARTY A

                                   Article 55

1. Party A represents and warrants that all the assets including, without limitation, buildings, equipment and technology, which it contributed as its registered capital to the Company are owned currently by the Company and are in a good condition and free from any mortgage, lien, pledge or any other third party's interest (except as described in Appendix 11 hereto) and the Company is entitled to own, use or otherwise dispose of these assets in its own discretion without being subject to any third party's interference or interest (except governmental approval or registration as required by law). Party A agrees to and does hereby indemnify, defend, and hold harmless Party B and the Company against any losses, injuries, claims, costs, damages and other expenses incurred by or charged against Party B or the Company arising from or based on: (i) any acts, omissions, liabilities, state or statement of facts, damage to property, injury, breach of contract, or violation of law, including but not limited to the Chinese Environmental Law, prior to the Current Establishment Date as defined in Article 6 herein; (ii) the condition of any of the Company's assets, any health or safety matters, and any environmental impact, contamination or discharge created by the Company's operations prior to the Current Establishment Date; and (iii) breach of any representation or warranty under Article 19 above or elsewhere in this Contract.

2. Party A shall not be responsible for any defects or losses in the conditions of the Company's current assets if these defects or losses have been reflected in the Closing Valuation as defined herein in
        Article 11. Party A shall indemnify Party B for any adverse change in the value of the Company's assets after July 1, 1997 through the Current Establishment Date in accordance with WEF Transfer Agreement.

                            CHAPTER 22 FORCE MAJEURE

                                   Article 56

1. If any Party to this Contract is prevented from performing its duties under this Contract ("Hindered Party") by any force majeure event, such as earthquakes, typhoons, floods, fires and wars and other events the occurrence and consequence of which cannot be foreseen, prevented and avoided ("Force Majeure Event"), it shall not be deemed to be in breach of this Contract if all of the following conditions are met:

        (1) The Force Majeure Event was the direct cause of the stoppage, impediment or delay encountered by the Hindered Party in performing its obligations under this Contract:

        (2) The Hindered Party used its best efforts to perform its obligations under this Contract and to reduce the losses to the other Party or to the Company arising from the Event of Force Majeure; and

        (3) At the time of the occurrence of the Force Majeure Event, the Hindered Party immediately informed the other Party, providing written information on such event within 15 days of its occurrence, including a statement of the reasons for the delay in implementing or partially implementing this Contract.

2. If a Force Majeure Event shall occur, the Parties shall decide whether this Contract should be amended in light of the impact of the event upon the implementation hereof, and whether the Hindered Party should be partially or fully freed from its obligations hereunder.

3. Notwithstanding anything in the foregoing to the contrary, in no event shall the occurrence of a Force Majeure Event excuse either Party of its obligations hereunder to pay to the other Party any sums due hereunder to such other Party, or for any period longer than the Force Majeure Event continues.

                            CHAPTER 23 APPLICABLE LAW

                                   Article 57

               The formation, validity, interpretation, execution, amendment and termination of and settlement of the disputes under this Contract shall be governed by the published laws of China.

                        CHAPTER 24 SETTLEMENT OF DISPUTES

                                   Article 58

1. Any disputes arising from the performance of or in connection with this Contract shall be settled first through friendly consultation between both Parties hereto. In case no settlement can be reached through consultation, the disputes shall be submitted to arbitration under the auspices of the SIAC. There shall be three arbitrators. Each Party shall select one arbitrator within 30 days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The President of the SIAC shall select the third arbitrator. If a Party does not appoint an arbitrator who has consented to participate within 30 days after the selection of the first arbitrator, the relevant appointment shall be made by the President of the SIAC.

2. The arbitration proceedings shall be conducted in English and take place in Singapore. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Article 62, including the provisions concerning the appointment of arbitrators, the provisions of this Article 62 shall prevail.

3. Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other Party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

4. The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and either Party may apply to a court of competent jurisdiction for enforcement of such award.

5. Either Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the final decision or award of the arbitrators.

                                   Article 59

               During the period when a dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue their performance of this Contract.

                               CHAPTER 25 LANGUAGE

                                   Article 60

               The Contract shall be written in Chinese and English with three counterparts in each language and both versions shall have the same legal effect. Each Party shall have one counterpart in each language and one counterpart in both languages shall be submitted to the Examination and Approval Authority for approval.

              CHAPTER 26 VALIDITY OF THE CONTRACT AND OTHER MATTERS

                                   Article 61

               The Contract and its Appendices attached hereto constitute the complete and only agreement by and between the Parties hereto on the subject matter of this Contract, and shall supersede all previous oral or written agreements, contracts, understandings and communications of the Parties, in respect of the subject matter of this Contract.

                                   Article 62

               Notices or other communications required to be given by either Party or the Company pursuant to this Contract shall be written in English or Chinese and shall be (i) given personally; (ii) sent in letter form; (iii) forwarded by reputable internationally recognized courier service providing written receipt of delivery; or (iv) by facsimile to the address of the other Party set forth below or to such other address as may from time to time be designated by the other Party through notification to such Party, and to the Company at its legal address as in effect from time to time. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

1. Notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

2. Notices given in letter form shall be deemed effectively given on the seventh day after the date mailed (as indicated by the postmark) by certified or registered airmail, postage prepaid, or the day of delivery by a reputable internationally recognized courier service;

3. Notices given by facsimile shall be deemed effectively given on the first business day following the date of confirmed transmission, as indicated on the document in question.

               Party A: Wuxi Enzyme Factory

                      No. 27 West Tonghui Road
                      Wuxi, China
                      Facsimile: (86510)3709726
                      Attention: Factory Director

        Party B: Genencor Mauritius Ltd.

                     c/o 4 Cambridge Place,
                     1870 South Winton Road,
                     Rochester, New York 14618
                     USA
                     Facsimile: (716) 244-2806
                     Attention: Legal Department

4.      Refusal to accept delivery shall be deemed delivery.

                                   Article 63

               A Party that in a particular situation waives its rights in respect of a breach of contract by the other Party shall not be deemed to have waived its rights against the other Party for a similar breach of contract in other situations.

                                   Article 64

1. The Contract was executed at Wuxi, China by the duly authorized representatives of both Parties hereto on May 10, 1998 to amend and replace the Original Joint Venture Contract and its appendices thereto entered into on September 11, 1992 and approved to be amended on July 3, 1996 by and between Party A and the Original Party B.

2. The Parties agree that this Contract and its Appendices shall not be submitted for approval by the Examination and Approval Authority and shall be kept in escrow by O'Melveny & Myers LLP Shanghai office until:
        (1) both Parties are satisfied with resolution of the attachment ordered by the Tianjin Intermediate People's Court on December 31, 1997 with respect to Synder's ownership interest in the Company, and (2) Party B has received approval of these escrowed documents by the Boards of Directors of Party B and Genencor International, Inc. Upon such satisfactory resolution, both Parties shall issue a notice in writing to O'Melveny & Myers LLP to release possession of this

        Contract and its Appendices to Party A for approval purposes. In the event (1) and (2) are not achieved by June 30, 1998, neither Party shall be bound by the terms of this Contract and its Appendices.

For Party A                                 For Party B
WUXI ENZYME FACTORY                         Genencor Mauritius Ltd.


by: _______________________________         by: _______________________________

Name: _____________________________         Name: _____________________________

Title: ____________________________         Title: ____________________________


                                            by: _______________________________

                                            Name: _____________________________

                                            Title: ____________________________